                                                                      EXHIBIT 21

                   US FACILITIES CORPORATION AND SUBSIDIARIES
                            AS OF DECEMBER 31, 1996


                           US Facilities Corporation
                             A Delaware Corporation

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               100%                                           100%
USBenefits Insurance Services, Inc.                 US MedCare Review, Inc.
     A California Corporation                       An Illinois Corporation
                                                           (INACTIVE)
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                                      100%
                            USF RE INSURANCE COMPANY
                          A Massachusetts Corporation

                                      100%
                               US Holdings, Inc.
                             A Delaware Corporation

                                      100%
                             USF Insurance Company
                           A Pennsylvania Corporation